Exhibit 99.1

FOR RELEASE:	September 17, 2019

Mark Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP ANNOUNCES NEW STOCK REPURCHASE PLAN

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust Company, announced today that its Board of Directors has approved a new stock repurchase plan. Under the new plan, the Company is authorized to repurchase up to 937,248 outstanding shares of its common stock. The Company may repurchase shares on the open market or through privately negotiated transactions. The new plan replaces a stock repurchase plan previously announced in August 2016 that authorized the Company to repurchase up to 581,518 outstanding shares of its common stock. The Company has repurchased all 581,518 shares authorized under the prior plan at an average price of $10.85 per share.

President and Chief Executive Officer William L. Hedgepeth II stated, “We are pleased that the Company’s historical financial performance and well-capitalized status give us the potential to return value to our shareholders through this share repurchase plan. We are focused on creating shareholder value over the long term.”

The new repurchase plan does not require the Company to repurchase any specified amount of shares and it may be suspended, discontinued, or restarted at any time in the Company’s discretion.  Any shares acquired will be cancelled and become authorized but unissued shares, available for future issuance. The Company had 18,744,967 shares of common stock issued and outstanding as of September 17, 2019.

About Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina. The Company primarily conducts operations through its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina-chartered commercial bank that provides a full suite of banking services through its 20 branch offices in these North Carolina communities: Dunn, Burlington, Charlotte, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Holly Springs (Raleigh area), Leland, Lillington, Lumberton, Morehead City, Raleigh, Washington and Wilmington, North Carolina; in the following South Carolina communities: Blacksburg, Rock Hill and Six Mile; and in Virginia Beach, Virginia.

Important Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” “potential,” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to: our ability to manage growth; substantial changes in financial markets; our ability to obtain the synergies and expense efficiencies anticipated from our acquisition activity and branch divestures and consolidations; regulatory changes; changes in interest rates; loss of deposits and loan demand to other savings and financial institutions; adverse economic conditions that impact our borrowers’ ability to pay their debts when due; and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company and on the SEC website at www.sec.gov. Except as required by law, the Company assumes no obligation to update the forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contact:

Mark Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

SelectBank.com